Exhibit 99.4

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet as of June 30, 2006 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 are based on the historical financial statements of Solomon Technologies, Inc. (Solomon) and Technipower LLC (Technipower) after giving effect to Solomon’s acquisition of Technipower using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines Solomon and Technipower’s historical balance sheet as of June 30, 2006, giving effect to the purchase as if it had occurred on June 30, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 combines Solomon’s historical statement of operations for the year then ended with Technipower’s historical consolidated statement of operations for the year ended December 31, 2005. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 gives effect to the purchase as if it had occurred on January 1, 2005. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 combines Solomon’s historical condensed consolidated statement of operations for the six months ended June 30, 2006 with Technipower’s historical condensed statement of operations for the six months ended June 30, 2006. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 gives effect to the purchase as if it had occurred on January 1, 2005.

The acquisition has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Technipower acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based upon an independent appraisal and preliminary estimates.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Solomon and Technipower been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Solomon’s historical financial statements included in its Annual Report on Form 10-KSB for its year ended December 31, 2005 and in its Form 10-QSB for its periods ended June 30, 2006. Technipower’s historical consolidated financial statements for the year ended December 31, 2005 and for the six months ended June 30, 2006 are included as Exhibits 99.2 and 99.3 to this Form 8-K.

Solomon Technologies, Inc.

Pro Forma Condensed Combined Balance Sheet (unaudited)

	Solomon	Technipower	Pro Forma
	June 30,	June 30,	Acquisition
	2006	2006	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$8,372	$206,509	$—		$214,881
Accounts receivable, net	—	916,788	—		916,788
Inventories, net	90,143	1,512,887	332,384	(a)	1,935,414
Prepaid expenses and other current assets	2,546	50,443	—		52,989
	101,061	2,686,627	332,384		3,120,072

Noncurrent assets
Property and equipment, net	9,979	76,283	—		86,262
Other assets	317,718	—	(175,000)	(b)	142,718
Goodwill	—	—	2,825,352	(c)	2,825,352
Trade name	—	—	367,000	(c)	367,000
Intangible assets, net	342,525	—	—		342,525
Customer relationship	—	—	1,210,000	(c)	1,210,000
Non-compete agreement	—	—	160,000	(c)	160,000
	670,222	76,283	4,387,352		5,133,857

	$771,283	$2,762,910	$4,719,736		$8,253,929

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$804,631	$548,747	$—		$1,353,378
Accrued expenses	488,661	317,211	—		805,872
Capital lease obligations	—	16,688	—		16,688
Notes payable	45,000	700,000	—		745,000
Notes payable to related parties	1,472,000	—	—		1,472,000
	2,810,292	1,582,646	—		4,392,938

Stockholders' Equity
Preferred stock	—	—	3,000,000	(d)	3,000,000
Common stock	27,870	—	2,900	(e)	30,770
Additional paid-in capital	28,248,507	—	2,897,100	(e)	31,145,607
Accumulated deficit	(30,315,386)	1,180,264	(1,180,264)	(f)	(30,315,386)
	(2,039,009)	1,180,264	4,719,736		3,860,991

	$771,283	$2,762,910	$4,719,736		$8,253,929

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

Solomon Technologies, Inc.

Pro Forma Condensed Combined Statement of Operations (unaudited)

	Solomon	Technipower	Pro Forma
	Year Ended	Year Ended	Acquisition
	December 31, 2005	December 31, 2005	Adjustments		Combined

Net sales	$68,717	$4,961,778	$—		$5,030,495

Operating expenses:
Cost of product sales	81,429	2,673,166	332,384	(a)	3,086,979
Research and development	—	860,366	—		860,366
Selling, general and administrative	1,941,281	1,115,347	—		3,056,628
Amortization of acquired intangible assets	—	—	310,700	(b)	310,700
Noncash compensation	982,189	—	—		982,189
	3,004,899	4,648,879	643,084		8,296,862

Operating loss	(2,936,182)	312,899	(643,084)		(3,266,367)

Other expenses
Interest expense	3,656,854	62,260	—		3,719,114
Other expense	39,924	28,518	—		68,442
	3,696,778	90,778	—		3,787,556

Net loss	(6,632,960)	222,121	(643,084)		(7,053,923)

Preferred stock dividends	—		(300,000)	(c)	(300,000)
Loss applicable to common
stockholders	$(6,632,960)	$222,121	$(943,084)		$(7,353,923)

Basic and diluted net loss per
common share	$(1.00)				$(0.66)

Weighted average common shares
outstanding - basic and diluted	6,624,074				11,085,612

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

Solomon Technologies, Inc.

Pro Forma Condensed Combined Statement of Operations (unaudited)

	Solomon	Technipower	Proforma
	Six Months Ended	Six Months Ended	Acquisition
	June 30, 2006	June 30, 2006	Adjustments		Combined

Net sales	$12,912	$2,511,174	$—		$2,524,086

Operating expenses:
Cost of product sales	5,682	1,282,081	—		1,287,763
Research and development	—	478,604	—		478,604
Selling, general and administrative	1,173,810	467,793	—		1,641,603
Amortization of acquired intangible assets	—	—	155,350	(b)	155,350
Noncash compensation	368,876	109,346			478,222
	1,548,368	2,337,824	155,350		4,041,542

Operating loss	(1,535,456)	173,350	(155,350)		(1,517,456)

Other expenses
Interest expense	769,323	63,740	—		833,063
Other	—	61,946	—		61,946
Loss on extinguishment of redeemable					—
preferred stock and other debt	5,652,404	—	—		5,652,404
	6,421,727	125,686	—		6,547,413

Net loss	(7,957,183)	47,664	(155,350)		(8,064,869)

Preferred stock dividends	—	—	(150,000)	(c)	(150,000)
Loss applicable to common
stockholders	$(7,957,183)	$47,664	$(305,350)		$(8,214,869)

Basic and diluted net loss per
common share	$(0.35)				$(0.30)

Weighted average common shares
outstanding - basic and diluted	22,711,383				27,172,921

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

SOLOMON TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Basis of Presentation

On August 19, 2006, Solomon Technologies, Inc. (Solomon) completed the acquisition of Technipower LLC (Technipower), a privately-held company based in Danbury, Connecticut. Certain shareholders of Solomon were holders of warrants and capital appreciation units of Technipower. The preliminary purchase price of $6,075,000, which includes acquisition related costs of approximately $175,000, consisted of the issuance 4,615,385 shares of Solomon Series C Preferred Stock valued at $3,000,000 and 4,461,538 shares of common stock valued at $2,900,000. This acquisition was recorded under the purchase method of accounting with the total consideration allocated to the assets acquired and liabilities assumed based on estimates of fair value. The fair value of the customer list, trade name and non-compete agreements were determined by an independent appraisal firm based on estimates of future cash flows associated with those assets. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill. The purchase accounting for this acquisition, which is preliminary and is expected to be finalized during 2007, is summarized as follows:

	Amount	Estimated Useful Life
Net tangible assets	$1,512,648
Identifiable intangible assets:
Customer relationship	1,210,000	5 years
Trade name	367,000	10 years
Non-compete	160,000	5 years
Goodwill	2,825,352
Total preliminary purchase price	$6,075,000

(2) Pro Forma Condensed Combined Balance Sheet

The following unaudited adjustments were applied to the Pro Forma Condensed Combined Balance Sheet as of June 30, 2006:

June 30, 2006
(a) To record the following:
Step-up of inventory to estimated fair value	$332,384

Based upon a valuation performed by management, we increased the basis of inventory purchased from Technipower by $332,384, which is being amortized to cost of goods sold over the average inventory turnover period.

SOLOMON TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(2) Pro Forma Condensed Combined Balance Sheet (Continued)

June 30, 2006
(b) To record the following:
To reflect Solomon's capitalized acquisition costs as part of the purchase price	$(175,000)

(c) To record the following:
Goodwill	$2,825,352
Trade name	367,000
Customer relationship	1,210,000
Non-compete	160,000
Total identifiable intangible assets, including goodwill	$4,562,352

Amounts reflect the allocation of the excess purchase price over the fair value of the net assets acquired, based upon an independent appraisal.

(d) To record the following:
Issuance of preferred stock	$3,000,000

To record the issuance of 4,615,385 shares of Series C Preferred Stock.

(e) To record the following:
Issuance of common stock, at par	$2,900
Additional paid-in-capital	2,897,100
$2,900,000

To record issuance of 4,461,538 shares of Solomon common stock, calculated using an average share price of $0.65.

(f) To record the following:
Elimination of Technipower's shareholders' equity	$(1,180,264)

SOLOMON TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(3) Pro Forma Condensed Combined Statements of Operations

The following unaudited adjustments were applied to the Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2005 and for the six months ended June 30, 2006.

	Year Ended December 31, 2005	Six Months Ended June 30, 2006
(a) To record the following:
Amortization of step-up of inventory to fair value	$332,384	$—

Reflects amortization of the adjustment required to reflect inventory at fair value, assuming an average inventory turnover period of 2 times per year.

(b) To record the following:
Amortization of acquisition-related intangible assets	$310,700	$155,350

Reflects amortization of intangible assets over their useful life in accordance with the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. We estimate that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.

(c) To record the following:
Accrual of preferred stock dividend	$300,000	$150,000

We issued 4,615,385 shares of our Series C Preferred Stock, the holders of which are entitled to dividends at the rate of 10% of the stated value, or $0.65 per share.